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                                                                   Exhibit 10.41


                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT made as of the 7th day of June, 1999, by and among L.S. Wholesale, Inc., a Massachusetts corporation with its main office in St. Thomas, U.S.V.I. (the "Employer"), Little Switzerland, Inc., a Delaware corporation with its main office in St. Thomas, U.S.V.I. ("Little Switzerland"), and Patrick J. Hopper (the "Executive").

                                   WITNESSETH

     WHEREAS, the Executive possesses certain unique skills, talents and judgment as well as the experience to provide the direction and leadership required by the Employer; and

     WHEREAS, the Employer and Executive desire to provide for the Executive's employment by the Employer.

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the Employer and the Executive mutually agree as follows:

     1.   Employment.  The Employer agrees to employ the Executive and the
          ----------
Executive agrees to be employed by the Employer on the terms and conditions hereinafter set forth.

     2.   Effective Date and Term.  The commencement date (the "Commencement
          -----------------------
Date") of this Agreement shall be June 7, 1999.  Subject to the provisions of
Section 5 hereof, the term (the "Term") of the Executive's employment hereunder shall be for one (1) year from the Commencement Date and shall be renewed automatically for periods of one (1) year commencing at the first anniversary of the Commencement Date and on each subsequent anniversary thereafter, unless either the Executive or the Employer gives written notice to the other not less than thirty (30) days prior to the date of any such anniversary of such party's election not to extend the Term.

     3.   Compensation and Benefits.  The compensation and benefits payable to
          -------------------------
the Executive under this Agreement shall be as follows:

          a.  Salary.  For all services rendered by the Executive under this
              ------
     Agreement, the Employer shall pay the Executive a total salary as follows:

                (1) Base Salary.  For each twelve (12) month period of the Term,
                    -----------
          the Employer shall pay the Executive a base salary at an annual rate (the "Base Salary") equal to One Hundred Fifty Thousand Dollars ($150,000).
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                (2) Bonus.  During the Term and as further set forth below, for
                    -----
          each fiscal year during which the Executive is employed by the Employer pursuant to this Agreement, in the event that certain performance criteria (the "Performance Criteria") are met, the Executive shall be entitled to receive a bonus (the "Annual Bonus") in an amount of up to one-quarter (25%) of the Base Salary earned for that fiscal year, which shall be prorated for periods shorter than a full fiscal year. The applicable Performance Criteria for the 2000 fiscal year of Little Switzerland shall be mutually agreed upon by the Employer and the Executive prior to September 1, 1999 and the applicable Performance Criteria for any subsequent fiscal year of Little Switzerland shall be established by the Compensation Committee of Little Switzerland prior to the beginning of such fiscal year. For any fiscal year, the determination of whether the Performance Criteria have been met and whether any Annual Bonus shall be paid shall be made in the sole discretion of the Compensation Committee of Little Switzerland.

          The Executive's Base Salary shall be payable in periodic installments in accordance with the Employer's usual practice for payment of compensation to its senior executives. The Annual Bonus, if any, shall be payable within ten (10) calendar days after the date on which Little Switzerland determines from its business plan, financial reports and other relevant information the extent to which, if any, the Performance Criteria have been achieved and in any event not more than ninety (90) days after the end of the Employer's fiscal year. Notwithstanding the foregoing, the Annual Bonus shall be prorated for any period of employment shorter than a full fiscal year.

          b.  Stock Bonus Plan.  On the Commencement Date, the Executive will be
              ----------------
     awarded an option (the "Option") to purchase 50,000 shares of common stock, par value $.01 per share, of Little Switzerland (the "Common Stock") having an exercise price equal to one hundred percent (100%) of the fair market value of a share of Common Stock on the Commencement Date, pursuant to Little Switzerland's 1991 Stock Option Plan.

          c.  Living Expenses.  The Executive shall be entitled to reimbursement
              ---------------
     for reasonable expenses actually incurred for the purpose of maintaining a temporary place of residence in St. Thomas, U.S.V.I. (the "Living Expense") for a period not to exceed thirty (30) days from the Commencement Date.
     The Executive shall account promptly for such expenses to the Employer in the manner reasonably prescribed from time to time by the Employer and in compliance with the Employer's policy.

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

          d.  Relocation and Out-of-Pocket Expenses. The Executive shall be
              -------------------------------------
     entitled to receive an aggregate amount equal to Thirty Thousand Dollars ($30,000) to cover all reasonable moving, relocation and out-of-pocket expenses incurred by the Executive in moving to St. Thomas, U.S.V.I.

          e.  Regular Benefits.  The Executive shall be entitled to four (4)
              ----------------
     weeks of vacation time during each year of the Term. The Executive shall be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans and other benefit plans (including, without limitation, any 401(k) plans) from time to time in effect for senior executives of the Employer. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan; provided, however, that the Employer, if authorized by such
                    --------  -------
     plan, shall waive the 90 day waiting period for inclusion of the Executive in the Employer's medical insurance plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time; provided, however, that
                                                         --------  -------
     in the event the Company terminates or otherwise decreases the benefits provided under any such plan, the Company shall be obligated to reimburse the Executive for the benefit lost as a result of such termination or decrease or otherwise provide a comparable benefit as may be mutually agreed upon by the Employer and the Executive.

          The Executive also shall be entitled to reimbursement for all ordinary and necessary business expenses incurred by the Executive in connection with the advancement of Little Switzerland's and the Employer's interests and the discharge of his duties and responsibilities hereunder, including without limitation, all travel and lodging expenses; provided, however,
                                                          --------  -------
     that the Executive accounts promptly for such expenses to the Employer in the manner reasonably prescribed from time to time by the Employer and in compliance with the Employer's policy.

     4.   Capacity and Extent of Service.
          ------------------------------

          a. The Executive shall serve the Employer as Vice President of Finance beginning on the Commencement Date, Vice President, Chief Financial Officer and Treasurer beginning on July 3, 1999 and shall serve the Employer in such other or additional offices in which he, from time to time, may be reasonably requested to serve.

          b. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Board of Directors of the Employer, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of his duties and responsibilities hereunder. In accordance with the foregoing, the Executive shall not engage in any other business activity, except as may be approved by the Board of Directors of Little Switzerland; provided, however, that nothing herein shall be construed as
                  --------  -------
     preventing the Executive from:

               (1) investing his assets in a manner not otherwise prohibited by this Agreement, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

               (2) serving on the board of directors of any company, provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

               (3) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

     5.   Termination and Termination Benefits.  Notwithstanding the provisions
          ------------------------------------
of Section 2, subject to the following provisions, the Executive's employment hereunder shall terminate under the following circumstances without further liability on the part of the Employer or right of the Executive to receive any payments hereunder:

          a.  Death.  In the event of the Executive's death during the
              -----
     Executive's employment hereunder, the Executive's employment shall terminate on the date of his death.

          b.  Termination by the Employer for Cause.  The Executive's employment
              -------------------------------------
     hereunder may be terminated for cause (as defined below) by written notice to the Executive setting forth in reasonable detail the nature of such cause, effective upon delivery of such notice. The determination of whether cause existed for terminating the Executive's employment shall be made by a vote of at least two-thirds of the Board of Directors of Little Switzerland. Only the following shall constitute "cause" for termination pursuant to this Section 5.b.:

                    (i) Deliberate dishonesty of the Executive with respect to the Employer or any subsidiary or affiliate thereof;

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

                    (ii) Conviction of the Executive of (A) a felony or (B) any crime involving moral turpitude, deceit, dishonesty or fraud;

                    (iii) Gross negligence or willful misconduct of the Executive with respect to the Employer or any subsidiary or affiliate thereof;

                    (iv) Failure to perform to the reasonable satisfaction of the Board of Directors of Little Switzerland a substantial portion of the Executive's duties and responsibilities assigned or delegated under this Agreement, which failure continues for more than thirty
          (30) days, in the reasonable judgment of the Board of Directors of Little Switzerland, after written notice given to the Executive by the Board of Directors of Little Switzerland; or

                    (v) Material breach by the Executive of any of the Executive's obligations under this Agreement.

          c.  Termination by the Employer Without Cause.  Subject to the payment
              -----------------------------------------
     of the severance benefit pursuant to Section 5.f. hereof, the Executive's employment with the Employer may be terminated without cause by a two-thirds vote of all of the members of the Board of Directors of Little Switzerland on written notice to the Executive effective upon thirty (30) days after the giving of such notice.

          d.  Termination by the Executive Without Cause.  The Executive may
              ------------------------------------------
     terminate his employment with the Employer without cause on written notice to the Employer effective upon thirty (30) days after the giving of such notice.

          e.  Disability.  If, due to physical or mental illness, the Executive
              ----------
     shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder (a "Substantial Disability"), the Employer may designate another executive to act in his place during the period of such disability. For a period of up to two (2) months subsequent to the commencement of a Substantial Disability, the Employer shall continue to pay to the Executive his salary and benefits in accordance with
     Section 3 hereof. If, at the end of such two-month period the Executive shall continue to have a Substantial Disability, the Executive's employment may be terminated by a two-thirds vote of all of the members of the Board of Directors of Little Switzerland. If any question shall arise as to whether during any period the Executive suffered a Substantial Disability, the Executive may, and at the request of the Employer will, submit to the Employer a certification in reasonable detail by a physician selected by the Executive or his guardian to whom the Employer has no reasonable objection as to whether the Executive was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive.

          f.  Severance Benefit.  In the event the Executive's employment
              -----------------
     hereunder is terminated pursuant to Section 5.c. hereof, on the date of such termination, the Executive shall be entitled to receive the following:

               (i) a lump sum payment equal to (A) six (6) months of Base
                   Salary in the event such termination occurs on or prior to December 7, 1999; (B) seven (7) months of Base Salary in the event such termination occurs after December 8, 1999 but on or prior to January 7, 2000; (C) eight (8) months of Base Salary in the event such termination occurs after January 8, 2000 but on or prior to February 7, 2000; (D) nine (9) months of Base Salary in the event such termination occurs after February 8, 2000 but on or prior to March 7, 2000; (E) ten (10) months of Base Salary in the event such termination occurs after March 8, 2000 but on or prior to April 7, 2000; (F) eleven (11) months of Base Salary in the event such termination occurs after April 8, 2000 but on or prior to May 7, 2000; or (G) twelve (12) months of Base Salary if such termination occurs after May 8, 2000;

             (ii) any accrued but unpaid Annual Bonus which the Executive has earned pursuant to Section 3.a. of this Agreement, but in no event shall such amount be less than 50% of the amount set forth in a bonus plan, if any, for the Executive adopted by the Board of Directors of Little Switzerland for the fiscal year of Little Switzerland in which such termination occurred;

            (iii) out placement assistance in an aggregate amount not to exceed Five Thousand Dollars ($5,000);

             (iv) reimbursement to cover the reasonable fee for any early lease cancellation by the Executive on his residence in St. Thomas; and

              (v) reimbursement up to an aggregate amount not to exceed Twenty Thousand Dollars ($20,000) to cover all reasonable moving, relocation and out-of-pocket expenses incurred by the Executive in moving from St. Thomas, U.S.V.I.

     6.   Termination Subsequent to Change in Control.
          -------------------------------------------

          a.  In the event of a Terminating Event (as defined below) within one
     (1) year from the date of a Change in Control (as defined below) of Little Switzerland, as of the date of such Terminating Event, the Executive shall be entitled to receive a lump sum payment as determined pursuant to Section 5.f.(i) above, plus any accrued and unpaid Annual Bonus which the Executive has earned pursuant to Section 3.a. of this Agreement.

          b. For purposes of this Agreement, a "Terminating Event" shall mean termination by the Employer or its successor entity of the Executive for any reason other than death, cause or disability pursuant to Section 5.a.,
     Section 5.b. or Section 5.e. above or termination by the Executive with "Good Reason."

          c. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred in the following instances: (i) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934
     Act), directly or indirectly, of securities of Little Switzerland representing fifty percent (50%) or more of the combined voting power of Little Switzerland's then outstanding securities; (ii) the sale, transfer or other disposition of all or substantially all of the assets of Little Switzerland to another person or entity; (iii) the stockholders of Little Switzerland approve a plan of complete liquidation of Little Switzerland;
     (iv) the merger, consolidation or other business combination of Little Switzerland with any other corporation or entity, other than (1) a merger or consolidation which would result in the voting securities of Little Switzerland outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Little Switzerland or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Little Switzerland (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of Little Switzerland's then outstanding securities; or (v) the signing of an agreement, contract or other arrangement providing for any of the transactions described above in this definition of Change in Control.

          d. For purposes of this Agreement, "Good Reason" shall be deemed to include the following:

                (i) a reduction of the Executive's salary or benefits; or

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

               (ii) a significant change in the Executive's responsibilities and/or duties which constitutes, when compared to the Executive's responsibilities and/or duties before the Change of Control, a demotion; or

              (iii) a material loss of title or office.

          e. The Executive shall provide the Employer with reasonable notice and an opportunity to cure any of the events listed in Section 6.d. above and shall not be entitled to compensation pursuant to this Section 6 unless the Employer fails to cure within a reasonable period of time.

     7.   Noncompetition and Confidential Information.
          -------------------------------------------

          a.  Noncompetition.  During the period of the Executive's employment
              --------------
     by the Employer pursuant to this Agreement or otherwise, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as defined in Section 9 hereof), compete in Little Switzerland's or the Employer's market area (defined as any country or other jurisdiction in which Little Switzerland or the Employer conducts business as of the effective date of termination) with the business conducted by Little Switzerland or the Employer during the period of his employment hereunder, nor will he attempt to hire any employee of Little Switzerland or the Employer, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with Little Switzerland or the Employer, or solicit or encourage any customer of Little Switzerland or the Employer to terminate its relationship with Little Switzerland or the Employer or to conduct with any other Person any business or activity which such customer conducts or could conduct with Little Switzerland or the Employer.

          b.  Confidential Information.  The Executive will not disclose to any
              ------------------------
     other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of Little Switzerland or the Employer obtained by him incident to his employment with the Employer. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) of Little Switzerland or the Employer but does not include any information which has become part of the public domain by means other than the Executive's non-observance of his obligations hereunder.

          c.  Relief; Interpretation.  The Executive agrees that the Employer
              ----------------------
     shall be entitled to injunctive relief for any breach by him of the covenants contained in Sections 7.a. or 7.b. In the event that any provision of this Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. For purposes of this Section 7, the term "Employer" shall mean L.S. Wholesale, Inc. and any of its subsidiaries, affiliates, predecessors and successors.

     8.   Conflicting Agreements.  The Executive hereby represents and warrants
          ----------------------
that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     9.   Definition of "Person".  For purposes of this Agreement:  the term
          ----------------------
"Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

     10.  Taxation of Payments.  The Employer shall undertake to make
          --------------------
deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. All payments made by the Employer under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

     11.  Arbitration of Disputes.   Any controversy or claim arising out of or
          -----------------------
relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Wilmington, Delaware in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this Section 11 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided, however, that any other relief shall be pursued
                       --------  -------
through an arbitration proceeding pursuant to this Section 11.

     12.  Assignment; Successors and Assigns, etc.  Neither the Employer nor the
          ---------------------------------------
Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this
       --------  -------
Agreement without the consent of the Executive in the event that the Employer shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     13.  Enforceability.  If any portion or provision of this Agreement shall
          --------------
to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     14.  Waiver.  No waiver of any provision hereof shall be effective unless
          ------
made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     15.  Notices.  All notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Board of Directors. Any such notice shall be deemed to be effective and therefore given upon the following dates: (i) if such notice is delivered in person the date on which such delivery is done; or (ii) if such notice is sent by registered or certified mail, postage prepaid, the date which is three (3) days subsequent to the date on which such notice is mailed.

     16.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument signed by the Executive and by a duly authorized representative of the Employer.

     17.  Governing Law; Consent to Jurisdiction.  It is the parties' intention
          --------------------------------------
that the terms of employment under this Agreement shall be construed under and be governed in all respects by the laws of the State of Delaware. To the extent that any court action is permitted consistent with or to enforce Section 11 of this Agreement, the parties hereby consent to the jurisdiction of the courts of Delaware. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     18.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by each of the Employer and Little Switzerland, by their duly authorized officers, and by the Executive, as of the date first above written.

                                    L.S. WHOLESALE, INC.


                                    By: /s/ Kenneth W. Watson
                                        ------------------------------
                                        Name: Kenneth W. Watson
                                        Title: President


                                    LITTLE SWITZERLAND, INC.


                                    By: /s/ Kenneth W. Watson
                                        ------------------------------
                                        Name: Kenneth W. Watson
                                        Title: Acting Chief Executive
                                               Officer



                                    /s/ Patrick J. Hopper
                                    ----------------------------------
                                    Patrick J. Hopper